Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-259722) of Sterling Check Corp. of our report dated March 16, 2022 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 16, 2022
1